                                                                    EXHIBIT 99.1


April 26, 2001

                        DOW REPORTS FIRST QUARTER RESULTS
          INCLUDES $1.4 BILLION SPECIAL CHARGE FOR MERGER-RELATED COSTS

--------------------------------------------------------------------------------

                        FIRST QUARTER OF 2001 HIGHLIGHTS

o Dow reported a loss of $0.76 cents per share, which included a special charge of $1.4 billion (pretax), or $1.02 per share, for costs and restructuring related to Dow's recent merger with Union Carbide.

o Record first quarter sales of $7.4 billion were up 2 percent from a year ago, on gains in both volume and price.

o EBIT was $502 million, excluding the special charge related to the merger, reflecting the impact of continuing high energy and feedstock costs that rose nearly $600 million from a year ago.

--------------------------------------------------------------------------------


                                                                         3 Months Ended
(IN MILLIONS, EXCEPT FOR PER SHARE AMOUNTS)                                 March 31
---------------------------------------------------------------------------------------------
                                                                         2001            2000
                                                                 ------------     -----------

Net Sales                                                            $ 7,386          $ 7,269
Earnings Before Interest, Income Taxes
    and Minority Interests (EBIT)                                       (882)             902
Earnings Per Common Share                                            $ (0.76)         $  0.57

Excluding Special Charge for Merger-Related Costs*:
EBIT                                                                     502              902
Earnings Per Common Share                                            $  0.26          $  0.57
----------------------------------------------------------------------------      -----------
* See Note B to the Financial Statements.


The Dow Chemical Company today reported record first quarter sales of $7.4 billion, up 2 percent from a year ago. The company recorded a loss of $0.76 per share, which included a special charge of $1.4 billion (pretax), or $1.02 per share, for costs related to Dow's recent merger with Union Carbide. The charge included transaction costs, employee severance and the write-down of duplicate assets and facilities.

Earnings also were affected by an $0.18 per share gain on the sale of stock in Schlumberger Ltd., an oil field services company. This gain, as well as the special charge for merger-related costs, was recorded in UNALLOCATED AND OTHER. Earnings of $0.04 per share were reclassified as a transition adjustment gain due to an accounting change related to derivative instruments and hedging activities (SFAS No. 133).

Excluding the merger-related special charge, Dow reported earnings before interest, income taxes and minority interests (EBIT) of $502 million. This reflected the impact of nearly $600 million in higher energy and feedstock costs that was only partially offset by hedging gains and a rise in price of less than $80 million.

"This has been one of the most challenging quarters for the North American chemical industry and also for Dow," said J. Pedro Reinhard, executive vice president and chief financial officer. "We are dealing with a unique situation brought on not just by persistently high oil prices, but also by an unprecedented environment of high and volatile natural gas prices in North America," he said. "Those issues, combined with current supply/demand balances in certain sectors, have impacted our first quarter earnings."

Reinhard noted several proactive steps Dow is taking to manage through these conditions. "We have renewed our disciplined focus on costs and capital expenditures," he said. "We have announced and implemented several pricing initiatives and, in response to the natural gas prices, we have temporarily reduced production in some of our North American facilities where Dow would not have recovered its cash costs."

"Beyond these actions, Dow's key priorities are to capture the cost synergies of its merger with Union Carbide and to accelerate the most significant Six Sigma projects with a focus on cost savings," Reinhard said. "The current economic and business environment has toughened our resolve to deliver long-term shareholder value."

Results from Union Carbide operations were reflected in Dow's earnings for the full quarter - though the merger was completed in February - because the transaction was accounted for as a pooling of interests.

Volume and price each rose 1 percent from the same quarter last year. Dow's balanced geographic mix allowed it to benefit from volume growth in both Europe and Latin America, compensating for slowing demand in North America, particularly in the automotive and electronics industries. Price increases in North America more than offset price declines in Europe, Asia Pacific and Latin America.

In Performance Plastics and Performance Chemicals, combined EBIT was $317 million, compared with $468 million for the same quarter last year. Performance Plastics recorded a 2 percent rise in volume while both segments posted 3 percent gains in price. The higher prices are bringing some relief from the cumulative negative impact of hydrocarbon feedstock and energy costs that have squeezed margins for the past year. Volume in Performance Chemicals declined and was impacted by the divestiture of certain businesses required for the regulatory approval of the Union Carbide merger. Agricultural Products EBIT declined from a year ago, reflecting adverse conditions worldwide in the agricultural industry and the effect of discontinued applications of certain products.

In the combined Chemicals and Plastics segments, EBIT declined to $26 million, primarily due to the impact of high energy and feedstock costs. In Chemicals sales, a 3 percent rise in price was more than offset by a 7 percent decline in volume. In Plastics, volume rose 3 percent, while price decreased 4 percent.

According to Reinhard, "Based on current feedstock and energy prices, the slower growth environment around the world and our expectation of some improvement in pricing, along with the realization of cost synergies from the Union Carbide merger, Dow anticipates improved earnings in the second quarter." Dow estimates earnings of between $0.35 to $0.45 per share.

UPCOMING INVESTOR MEETINGS AND LIVE WEBCASTS:

o Dow will host a live audio Webcast of its first quarter earnings conference call with investors to discuss its results and business outlook at 10 a.m. EDT today on WWW.DOW.COM.

o Dow has scheduled an investor meeting for Tuesday, May 1, to report on the integration of its merger with Union Carbide and provide updated projections for cost synergies. The meeting will begin at 8:00 a.m. EDT and will be Webcast live on WWW.DOW.COM.

o Dow plans a live audio Webcast of its Annual Meeting of Stockholders on Thursday, May 10, at 2 p.m. EDT on WWW.DOW.COM.


ABOUT DOW

Dow is a leading science and technology company that provides innovative chemical, plastic and agricultural products and services to many essential consumer markets. With annual sales of approximately $30 billion, Dow serves customers in more than 170 countries and a wide range of markets that are vital to human progress, including food, transportation, health and medicine, personal and home care, and building and construction, among others. Committed to the principles of sustainable development, Dow and its approximately 50,000 employees seek to balance economic, environmental and social responsibilities.



Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the company's expectations will be realized. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change.

THE DOW CHEMICAL COMPANY - 1Q01 EARNINGS
FINANCIAL STATEMENTS (Note A)

                       THE DOW CHEMICAL COMPANY AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF INCOME

                                                                                                              THREE MONTHS ENDED
                                                                                                            MAR. 31,     MAR. 31,
In millions except for per share amounts      (Unaudited)                                                       2001         2000
----------------------------------------------------------------------------------------------------------------------------------
Net Sales                                                                                                     $7,386       $7,269
----------------------------------------------------------------------------------------------------------------------------------
     Cost of sales                                                                                             6,456        5,842
     Research and development expenses                                                                           272          270
     Selling, general and administrative expenses                                                                452          474
     Amortization of intangibles                                                                                  33           41
     Merger-related expenses and restructuring (Note B)                                                        1,384            -
     Insurance and finance company operations, pretax income                                                      11           29
     Equity in earnings of nonconsolidated affiliates                                                             35          130
     Sundry income - net                                                                                         283          101
----------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) before Interest, Income Taxes and Minority Interests                                            (882)         902
----------------------------------------------------------------------------------------------------------------------------------
     Interest income                                                                                              24           45
     Interest expense and amortization of debt discount                                                          182          155
----------------------------------------------------------------------------------------------------------------------------------
Income (Loss) before Income Taxes and Minority Interests                                                      (1,040)         792
----------------------------------------------------------------------------------------------------------------------------------
     Provision for income taxes                                                                                 (340)         262
     Minority interests' share in income                                                                          17           18
----------------------------------------------------------------------------------------------------------------------------------
Income (Loss) before Cumulative Effect of Change in Accounting Principle                                        (717)         512
----------------------------------------------------------------------------------------------------------------------------------
     Cumulative effect of change in accounting principle (Note C)                                                 32            -
----------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss) Available for Common Stockholders                                                            ($685)        $512
----------------------------------------------------------------------------------------------------------------------------------
Share Data
     Earnings (Loss) before cumulative effect of change in accounting principle per common share - basic      ($0.80)       $0.58
     Earnings (Loss) per common share - basic                                                                 ($0.76)       $0.58
     Earnings (Loss) before cumulative effect of change in accounting principle per common share - diluted    ($0.80)       $0.57
     Earnings (Loss) per common share - diluted                                                               ($0.76)       $0.57
     Common stock dividends declared per share of Dow common stock                                             $0.29        $0.29
     Weighted-average common shares outstanding - basic                                                        898.1        889.6
     Weighted-average common shares outstanding - diluted                                                      898.1        903.8
----------------------------------------------------------------------------------------------------------------------------------
Depreciation                                                                                                    $388         $368
----------------------------------------------------------------------------------------------------------------------------------
Capital Expenditures                                                                                            $273         $439
----------------------------------------------------------------------------------------------------------------------------------

NOTES TO FINANCIAL STATEMENTS:

NOTE A:  ON FEBRUARY 6, 2001, A WHOLLY OWNED SUBSIDIARY OF THE DOW
         CHEMICAL COMPANY ("DOW" OR "COMPANY") MERGED WITH UNION CARBIDE CORPORATION ("UNION CARBIDE") AND, AS A RESULT, UNION CARBIDE BECAME A WHOLLY OWNED SUBSIDIARY OF THE COMPANY. THE MERGER WAS ACCOUNTED FOR AS A POOLING OF INTERESTS. ACCORDINGLY, THE CONSOLIDATED FINANCIAL STATEMENTS HAVE BEEN PREPARED TO GIVE RETROACTIVE EFFECT TO THE MERGER AND INCLUDE THE COMBINED ACCOUNTS OF DOW AND UNION CARBIDE FOR ALL PERIODS PRESENTED.

         THE UNAUDITED INTERIM FINANCIAL STATEMENTS REFLECT ALL ADJUSTMENTS (CONSISTING OF NORMAL RECURRING ACCRUALS) WHICH, IN THE OPINION OF MANAGEMENT, ARE CONSIDERED NECESSARY FOR A FAIR PRESENTATION OF THE RESULTS FOR THE PERIODS COVERED. CERTAIN RECLASSIFICATIONS OF PRIOR YEAR AMOUNTS HAVE BEEN MADE TO CONFORM TO CURRENT YEAR PRESENTATION. THESE STATEMENTS SHOULD BE READ IN CONJUNCTION WITH THE SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED IN A FORM 8-K FILED BY THE COMPANY ON APRIL 4, 2001 FOR THE YEAR ENDED DECEMBER 31, 2000.

NOTE B:  IN THE FIRST QUARTER OF 2001, PRETAX COSTS OF $1,384 MILLION
         WERE RECORDED FOR MERGER-RELATED EXPENSES AND RESTRUCTURING. THESE COSTS INCLUDED TRANSACTION COSTS, EMPLOYEE SEVERANCE, AND THE WRITE-DOWN OF DUPLICATE ASSETS AND FACILITIES.

NOTE C: ON JANUARY 1, 2001, THE COMPANY RECORDED A CUMULATIVE TRANSITION ADJUSTMENT GAIN OF $32 MILLION (NET OF RELATED INCOME TAX OF $19 MILLION), UPON ADOPTION OF SFAS NO. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES."

                       THE DOW CHEMICAL COMPANY AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS

                                                                                                             MAR. 31,     DEC. 31,
In millions      (Unaudited)                                                                                     2001         2000
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
----------------------------------------------------------------------------------------------------------------------------------
Current Assets
     Cash and cash equivalents                                                                                  $244         $278
     Marketable securities and interest-bearing deposits                                                         246          163
     Accounts and notes receivable:
          Trade (net of allowance for doubtful receivables - 2001: $121; 2000: $103)                           3,594        3,655
          Other                                                                                                2,603        2,764
     Inventories:
          Finished and work in process                                                                         3,618        3,396
          Materials and supplies                                                                                 759          817
     Deferred income tax assets - current                                                                        687          250
     -----------------------------------------------------------------------------------------------------------------------------
     Total current assets                                                                                     11,751       11,323
----------------------------------------------------------------------------------------------------------------------------------
Investments
     Investment in nonconsolidated affiliates                                                                  1,954        2,096
     Other investments                                                                                         1,819        2,528
     Noncurrent receivables                                                                                      676          674
     -----------------------------------------------------------------------------------------------------------------------------
     Total investments                                                                                         4,449        5,298
----------------------------------------------------------------------------------------------------------------------------------
Property
     Property                                                                                                 34,475       34,852
     Less accumulated depreciation                                                                            21,495       21,141
     -----------------------------------------------------------------------------------------------------------------------------
     Net property                                                                                             12,980       13,711
----------------------------------------------------------------------------------------------------------------------------------
Other Assets
     Goodwill (net of accumulated amortization - 2001: $491; 2000: $459)                                       2,226        1,928
     Deferred income tax assets - noncurrent                                                                   2,092        1,968
     Deferred charges and other assets                                                                         1,932        1,763
     -----------------------------------------------------------------------------------------------------------------------------
     Total other assets                                                                                        6,250        5,659
----------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                                                                 $35,430      $35,991
----------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------------------------------
Current Liabilities
     Notes payable                                                                                            $3,086       $2,519
     Long-term debt due within one year                                                                          307          318
     Accounts payable:
          Trade                                                                                                2,540        2,975
          Other                                                                                                1,203        1,594
     Income taxes payable                                                                                        285          258
     Deferred income tax liabilities - current                                                                     7           35
     Dividends payable                                                                                           152          217
     Accrued and other current liabilities                                                                     2,182        2,257
     -----------------------------------------------------------------------------------------------------------------------------
     Total current liabilities                                                                                 9,762       10,173
----------------------------------------------------------------------------------------------------------------------------------
Long-Term Debt                                                                                                 7,139        6,613
----------------------------------------------------------------------------------------------------------------------------------
Other Noncurrent Liabilities
     Deferred income tax liabilities - noncurrent                                                              1,384        1,165
     Pension and other postretirement benefits - noncurrent                                                    2,408        2,238
     Other noncurrent obligations                                                                              3,241        3,012
     -----------------------------------------------------------------------------------------------------------------------------
     Total other noncurrent liabilities                                                                        7,033        6,415
----------------------------------------------------------------------------------------------------------------------------------
Minority Interest in Subsidiaries                                                                                416          450
----------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of Subsidiary                                                                               500          500
----------------------------------------------------------------------------------------------------------------------------------
Stockholders' Equity
     Common stock                                                                                              2,453        2,453
     Additional paid-in capital                                                                                   42            -
     Unearned ESOP shares                                                                                       (103)        (103)
     Retained earnings                                                                                        11,729       12,675
     Accumulated other comprehensive loss                                                                       (926)        (560)
     Treasury stock at cost                                                                                   (2,615)      (2,625)
     -----------------------------------------------------------------------------------------------------------------------------
     Net stockholders' equity                                                                                 10,580       11,840
----------------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                                                   $35,430      $35,991
----------------------------------------------------------------------------------------------------------------------------------
SEE NOTES TO FINANCIAL STATEMENTS.


OPERATING SEGMENTS AND GEOGRAPHIC AREAS                                                  THE DOW CHEMICAL COMPANY AND SUBSIDIARIES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             THREE MONTHS ENDED
                                                                                                            MAR. 31,     MAR. 31,
In millions      (Unaudited)                                                                                    2001         2000
----------------------------------------------------------------------------------------------------------------------------------
Operating segment sales
     Performance Plastics                                                                                     $1,921       $1,827
     Performance Chemicals                                                                                     1,310        1,338
     Agricultural Products                                                                                       605          633
     Plastics                                                                                                  1,769        1,779
     Chemicals                                                                                                   996        1,038
     Hydrocarbons and Energy                                                                                     709          571
     Unallocated and Other                                                                                        76           83
----------------------------------------------------------------------------------------------------------------------------------
     Total                                                                                                    $7,386       $7,269
----------------------------------------------------------------------------------------------------------------------------------
Operating segment EBIT
     Performance Plastics                                                                                       $217         $316
     Performance Chemicals                                                                                       100          152
     Agricultural Products                                                                                        43           90
     Plastics                                                                                                     33          260
     Chemicals                                                                                                    (7)         143
     Hydrocarbons and Energy                                                                                      11           18
     Unallocated and Other                                                                                    (1,279)         (77)
----------------------------------------------------------------------------------------------------------------------------------
     Total                                                                                                     ($882)        $902
==================================================================================================================================
Geographic area sales
     United States                                                                                            $3,205       $3,137
     Europe                                                                                                    2,370        2,264
     Rest of World                                                                                             1,811        1,868
----------------------------------------------------------------------------------------------------------------------------------
     Total                                                                                                    $7,386       $7,269
==================================================================================================================================


SALES VOLUME AND PRICE BY OPERATING SEGMENT AND GEOGRAPHIC AREA
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        THREE MONTHS ENDED
                                                                                                          MAR. 31, 2001
Percentage change from prior year                                                                VOLUME        PRICE        TOTAL
----------------------------------------------------------------------------------------------------------------------------------
Operating segments
     Performance Plastics                                                                          2 %         3 %          5 %
     Performance Chemicals                                                                        (5)%         3 %         (2)%
     Agricultural Products                                                                         2 %        (6)%         (4)%
     Plastics                                                                                      3 %        (4)%         (1)%
     Chemicals                                                                                    (7)%         3 %         (4)%
     Hydrocarbons and Energy                                                                      14 %        10 %         24 %
----------------------------------------------------------------------------------------------------------------------------------
     Total                                                                                         1 %         1 %          2 %
==================================================================================================================================
Geographic areas
     United States                                                                                 (2)%        4 %          2 %
     Europe                                                                                         7 %       (2)%          5 %
     Rest of World                                                                                 (2)%       (1)%         (3)%
----------------------------------------------------------------------------------------------------------------------------------
     Total                                                                                          1 %         1%          2 %
==================================================================================================================================


END OF DOW CHEMICAL 1Q01 EARNINGS RELEASE